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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
True Religion Apparel, Inc. and Subsidiary

        We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (No. 333-133681) and Form S-8 (No. 333-128663), (No. 333-119580), (No. 333-119578), of our reports dated March 23, 2007 (except for paragraph 6 of Note 2, as to which the date is April 29, 2008), relating to the consolidated financial statements and financial statement schedule of True Religion Apparel, Inc. (the "Company") which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption in 2006 of Statement of Financial Accounting Standards No. 123 (Revised), "Share-Based Payment," and the restatement of the financial statements as of December 31, 2006 and for the two years then ended, appearing in this Annual Report on Form 10-K for the year ended December 31, 2007.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, California
April 29, 2008

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  Exhibit 23.1